HomeStreet, Inc. Schedules Second Quarter 2015 Earnings Call for
Monday, July 27, 2015

SEATTLE – June 24, 2015 – HomeStreet, Inc. (NASDAQ:HMST), the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Monday, July 27, 2015 at 1:00 p.m. EDT. Mark K. Mason, president and CEO, will discuss second quarter 2015 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10067115 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. EDT. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10067115.
The information to be discussed in the conference call will be available on the company's web site at 9:00 a.m. EDT on Monday, July 27, 2015.
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About HomeStreet
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, and the holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and business banking, mortgage lending, commercial real estate and residential construction financing, private banking, investment and insurance products and services in the Western United States and Hawaii. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com

Contact:
Investor Relations
HomeStreet, Inc.
Mark Hettel, (206) 389-6303
ir@homestreet.com
http://ir.homestreet.com